Jennison Blend Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               November 26, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Jennison Blend
Fund, Inc.
          File Nos. 2-75128 and 811-03336

   On behalf of the Jennison Blend Fund,
Inc., enclosed for filing under the
Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at
(973) 367-7503.

                              Very truly
                              yours,
                              /s/    Grace C.
Torres
                              Grace C. Torres
                              Treasurer